Exhibit 23.1

Consent of Independent Registered Accounting Firm

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 17, 2006 accompanying the consolidated financial statements included in the Annual Report of Greenville First Bancshares, Inc. on Form 10-K for the year ended December 31, 2005.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Greenville First Bancshares, Inc. on Form S-8.

/s/Elliott Davis, LLC
Greenville, South Carolina
April 19, 2006